(m)(4)(A)(ii)

AMENDED SCHEDULE A

SCHEDULE OF SERIES

with respect to the

SHAREHOLDER SERVICE PLAN

for

ING INVESTORS TRUST

Single Class Series

ING American Funds Asset Allocation Portfolio
ING American Funds Bond Portfolio
ING American Funds Global Growth and Income Portfolio
ING American Funds International Growth and Income Portfolio
ING American Funds World Allocation Portfolio

Multiple Class Series	Class

	Service	Service 2

ING Artio Foreign Portfolio	X	X
ING BlackRock Health Sciences Opportunities Portfolio	X	N/A
ING BlackRock Inflation Protected Bond Portfolio	X	N/A
ING BlackRock Large Cap Growth Portfolio	X	X
ING Clarion Global Real Estate Portfolio	X	X
ING Clarion Real Estate Portfolio	X	X
ING Core Growth and Income Portfolio	X	X
ING DFA Global Allocation Portfolio	X	N/A
ING DFA World Equity Portfolio	X	N/A
ING FMRSM Diversified Mid Cap Portfolio	X	X
ING Franklin Income Portfolio	X	X
ING Franklin Mutual Shares Portfolio	X	N/A
ING Franklin Templeton Founding Strategy Portfolio	X	N/A
ING Global Resources Portfolio	X	X
ING Goldman Sachs Commodity Strategy Portfolio	X	N/A
ING Invesco Van Kampen Growth and Income Portfolio	X	X
ING JPMorgan Emerging Markets Equity Portfolio	X	X
ING JPMorgan Small Cap Core Equity Portfolio	X	X
ING Large Cap Growth Portfolio	X	X
ING Large Cap Value Portfolio	X	X
ING Limited Maturity Bond Portfolio	X	N/A
ING Liquid Assets Portfolio	X	X

(m)(4)(A)(ii)

Multiple Class Series	Class

	Service	Service 2

ING Marsico Growth Portfolio	X	X
ING MFS Total Return Portfolio	X	X
ING MFS Utilities Portfolio	X	X
ING Morgan Stanley Global Franchise Portfolio	X	X
ING Oppenheimer Active Allocation Portfolio	X	N/A
ING PIMCO High Yield Portfolio	X	X
ING PIMCO Total Return Bond Portfolio	X	X
ING Pioneer Fund Portfolio	X	N/A
ING Pioneer Mid Cap Value Portfolio	X	X
ING T. Rowe Price Capital Appreciation Portfolio	X	X
ING T. Rowe Price Equity Income Portfolio	X	X
ING T. Rowe Price International Stock Portfolio	X	N/A
ING Templeton Global Growth Portfolio	X	X
ING U.S. Stock Index Portfolio	X	X

Plan last amended on the following date: January 31, 2008

Schedule A last amended on the following date: November 17, 2011